Exhibit (a)(8)

                    FORM OF SUMMARY OF STOCK OPTION POSITION


Personnel Option Status        BE Aerospace, Inc.            Page 1
                               ID:  06/1209796               File:  Optstmt
                               1400 Corporate CenterWay      Date:  6/17/2003
                               Wellington, FL  33414         Time:  2:18:08PM


AS OF __/__/2003


                                                           ID:



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Number   Option  Plan  Type   Granted      Price     Exercised     Vested      Cancelled    Unvested    Outstanding    Exercisable
         Date
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








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Information Currently on File
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Tax                            Rate % Option SDS Broker                           Registration                   Alternate Address
------------------------------ --------------------------------------------------------------- -----------------------------------
Federal
